EXHIBIT 10.1

AMENDMENT NO. 4 TO EXECUTIVE EMPLOYMENT AGREEMENT

This is an Amendment, dated and effective as of August 8, 2017 (the “Effective Date”), to the Executive Employment Agreement, originally dated as of October 24, 2005, as amended on July 16, 2008, January 1, 2012, and November 7, 2016 by and between Global Indemnity Group, Inc. (“GBLI US”) and William J. Devlin, Jr. (the “Agreement”):

WHEREAS, GBLI US and Mr. Devlin wish to amend the Agreement to reflect the vesting, upon a change in control of Global Indemnity Limited, of unvested A ordinary shares of Global Indemnity Limited that Mr. Devlin holds or may receive in the future;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt of which is mutually acknowledged, the parties agree to amend the Agreement, effective as of the Effective Date, as follows:

1.	Section 9. Payments Upon Termination is hereby amended to add subsection (c):

(c) Upon a Change in Control of Global Indemnity Limited, as defined herein, all unvested restricted A ordinary shares of Global Indemnity Limited held by Mr. Devlin ultimately vests.

Change of Control means: (A) the acquisition of all or substantially all of the assets of Global Indemnity Limited by a “person” (as such term is defined in Section 3(a)(9) of the U.S. Securities Exchange Act of 1934 and such term is used in Section 13(d)(3) and 14(d)(2) of such Act) or a group of “persons” which is not an affiliate of Fox Paine & Company, LLC, the members thereof, or Fox Paine Capital Fund II, L.P. (an “Unaffiliated Person”), (B) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Global Indemnity Limited after which the resulting entity is controlled by an Unaffiliated Person, or (C) the acquisition by an Unaffiliated Person of sufficient voting shares of Global Indemnity Limited to cause the election of a majority of the Company’s Board members.

2.	All other terms and conditions of the Agreement, as so amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 to the Executive Employment Agreement as of the Effective Date.

GLOBAL INDEMNITY GROUP, INC.

By:	/s/ Cynthia Y. Valko	By:	/s/ William J. Devlin, Jr.
Name: Cynthia Y. Valko		Name: William J. Devlin, Jr.
Title: Chief Executive Officer